UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 27, 2006

Maui Land & Pineapple Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Hawaii	0-6510	99-0107542
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

120 Kane Street, P.O. Box 187, Kahului, Maui, Hawaii, 96733-6687

(Address of principal executive offices)

(808) 877-3351

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On October, 27, 2006, Maui Land & Pineapple Company, Inc. (the “Company”), as Borrower, entered into a Loan Agreement with the Bank of Hawaii, as Lender, which was subsequently assigned by the Bank of Hawaii to GE Capital Public Finance, Inc.  Pursuant to the terms of a Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing executed by the Company in favor of the Lender, the loan is secured by approximately 20 acres of land and other real estate comprising the Company’s cannery property.  The principal amount of the loan is $10 million and interest on the loan accrues at a fixed rate of 6.93%.  The loan is fully amortized over a 20-year term with monthly interest and principal payments of $77,169 commencing on December 1, 2006.  The Company may prepay the outstanding principal of the loan at anytime subject to a prepayment penalty of 2% in the first year and 1% in the second year of the loan.

The foregoing descriptions of the Loan Agreement and Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing do not purport to be complete and are qualified in their entirety by reference to such documents, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03                                                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company’s entry into the Loan Agreement as described in Item 1.01 constitutes the creation of a direct financial obligation.  The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description

10.1	Loan Agreement (Real Estate) between Bank of Hawaii, as Lender, and Maui Land & Pineapple Company, Inc., as Borrower, dated October 1, 2006.

10.2	Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated October 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: November 1, 2006	By:	/S/ ROBERT I. WEBBER
Robert I. Webber
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Loan Agreement (Real Estate) between Bank of Hawaii, as Lender, and Maui Land & Pineapple Company, Inc., as Borrower, dated October 1, 2006.

10.2	Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated October 1, 2006.